Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

HEALTHCARE ROYALTY, INC.

(a Delaware corporation)

(Adopted effective July __ ,2021)

ARTICLE I

OFFICES

The Corporation may have offices at such places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

STOCKHOLDERS MEETINGS

Section 2.1 Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and the transaction of such other business as may properly be brought before the meeting in accordance with these Amended and Restated Bylaws (as the same may be amended and/or restated, the “Bylaws”) at such date, time and place, if any, as may be fixed by resolution of the Board of Directors of the Corporation from time to time. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the Board of Directors may adopt, as permitted by applicable law. The Board of Directors may postpone, recess, reschedule or cancel at any time and for any reason any previously scheduled annual meeting of stockholders before it is to be held.

Section 2.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time only by (i) the Chief Executive Officer; (ii) the Chairman, if any, (iii) pursuant to a resolution approved by a majority of the Board of Directors; or (iv) by the holders of a majority of the outstanding stock of the Corporation. The business transacted at a special meeting of stockholders shall be limited solely to matters relating to the purpose or purposes stated in the notice of meeting. The Board of Directors may postpone, recess, reschedule or cancel at any time and for any reason any previously scheduled special meeting of stockholders before it is to be held.

Section 2.3 Notice of Meetings. Notice of each annual or special meeting of stockholders shall be given stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation of the Corporation (as the same may be amended and/or restated, the “Certificate of Incorporation”) or these Bylaws, such notice of meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to vote at such meeting. When a previously called annual or special meeting is postponed to another time, date or place, if any, notice of the place, if any, date and time of the postponed meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxy holders may be deemed present and vote at such postponed meeting, shall be given in conformity with this Section 2.3.

Section 2.4 Adjournments. Any annual or special meeting of stockholders may be adjourned from time to time to reconvene at the same or some other place, if any. When a meeting is adjourned to another time or place, notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for the reconvened meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 2.9 and applicable law and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.5 Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence in person or by proxy of the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote at the meeting shall constitute a quorum at each meeting of stockholders. Except as provided in this Section 2.5 or by law or the Certificate of Incorporation, no business may be lawfully transacted at a meeting of the stockholders unless a quorum is present. In the absence of a quorum, the chairman of the meeting or the stockholders so present, by the affirmative vote of the holders of stock having a majority of the votes which could be cast by all such holders, may adjourn the meeting from time to time in the manner provided in Section 2.4 of these Bylaws until a quorum is present. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business.

Section 2.6 Conduct; Remote Communications.

(a)                Meetings of stockholders shall be presided over by the Chairman, if any, or if there is none or in his or her absence, by the President or the Chief Executive Officer, or in his or her absence, by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

(b)               If authorized by the Board of Directors in accordance with these Bylaws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.7 Voting. Except as otherwise provided by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each outstanding share of Common Stock. Voting at meetings of stockholders need not be by written ballot. Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes cast in the election of directors. Each other matter to be acted upon shall, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of stock having a majority of the votes that could be cast by the holders of all stock entitled to vote on such matter that are present in person or by proxy at the meeting, provided a quorum as defined in Section 2.5 is present at the meeting.

Section 2.8 Proxies.Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy given in accordance with applicable law. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by subsequently filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Section 2.9 Fixing Date of Determination of Stockholders of Record.

(a)        In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)        In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which shall not be more than sixty (60) days prior to such action. If no such record date is fixed by the Board of Directors, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 2.10 List of Stockholders Entitled to Vote. The Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders or to vote in person or by proxy at any meeting of stockholders.

Section 2.11: Inspectors of Elections.

(a)       Unless otherwise required by the Certificate of Incorporation or by applicable law, the following provisions of this Section 2.11 shall apply only if and when the Corporation has a class of voting stock that is: (a) listed on a national securities exchange; (b) authorized for quotation on an interdealer quotation system of a registered national securities association; or (c) held of record by more than two thousand (2,000) stockholders. In all other cases, observance of the provisions of this Section 2.11 shall be optional, and at the discretion of the Board of Directors.

(b)       The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.

(e)       Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.

(d)        At a meeting of stockholders, the inspector(s) shall (i) ascertain the number of shares outstanding and the voting power of each share, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(e)       The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced by the chairperson of the meeting at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.

(f)       In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided pursuant to Section 211(a)(2)b.(i) of the General Corporation Law of the State of Delaware (the “DGCL”), or in accordance with Sections 211(e) or 212(c)(2) of the DGCL, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification of their determinations pursuant to this Section 2.11 shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.

Section 2.12: Notice of Stockholder Business; Nominations.

(a)	Annual Meeting of Stockholders.

(i) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) pursuant to the Corporation’s notice of such meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.12 (the “Record Stockholder”), who is entitled to vote at such meeting and who complies with the notice and other procedures set forth in this Section 2.12 in all applicable respects. For the avoidance of doubt, the foregoing clause (iii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)), at an annual meeting of stockholders, and such stockholder must fully comply with the notice and other procedures set forth in this Section 2.12 to make such nominations or propose such other business before an annual meeting.

(ii)       Except as otherwise required by law, for nominations or other business to be properly brought before a meeting of stockholders by a Record Stockholder pursuant to this Section 2.12: (A) the Record Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and provide any updates or supplements to such notice at the times and in the forms required by this Section 2.12; (B) such other business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action; (C) if the Proposing Person (as defined below) has provided the Corporation with a Solicitation Notice (as defined below), such Proposing Person must, in the case of a proposal other than the nomination of persons for election to the Board of Directors, have delivered a proxy statement and form of proxy to holders of at least the percentage of the voting power of the shares of stock of the Corporation required by the Certificate of Incorporation, these Bylaws and applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the voting power of the shares of stock of the Corporation reasonably believed by such Proposing Person to be sufficient to elect the nominee or nominees proposed to be nominated by such Record Stockholder, and must, in either case, have included in such materials the Solicitation Notice; and (D) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.12, the Proposing Person proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 2.12. To be timely, a Record Stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than 5:00 p.m. Eastern Time on the ninetieth (90th) day nor earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided that, with respect to the first annual meeting following the Corporation’s initial public offering, the anniversary date of the preceding year’s annual meeting shall be deemed to be ___________ __, 2022); provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the Record Stockholder to be timely must be so delivered (x) no earlier than 5:00 p.m. Eastern Time on the one hundred and twentieth (120th) day prior to such annual meeting and (y) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such annual meeting or 5:00 p.m. Eastern Time on the tenth (10th) day following the day on which Public Announcement (as defined below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or postponement of a meeting of stockholders (or the Public Announcement thereof) commence a new time period (or extend any time period) for providing the Record Stockholder’s notice.

(iii) As to each person whom the Record Stockholder proposes to nominate for election or reelection as a director, in addition to the matters set forth in Section 2.12.1(e) of these Bylaws, such Record Stockholder’s notice shall set forth: (A) the name, age, business address and residence address of such person; (B) the principal occupation or employment of such nominee; (C) the class, series and number of any shares of stock of the Corporation that are beneficially owned or owned of record by such person or any Associated Person (as defined below); (D) the date or dates such shares were acquired and the investment intent of such acquisition; (E) all other information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or would be otherwise required, in each case pursuant to and in accordance with Section 14(a) (or any successor provision) under the Exchange Act; (F) such person’s written consent to being named in the Corporation’s proxy statement as a nominee, to the public disclosure of information regarding or related to such person provided to the Corporation by such person or otherwise pursuant to this Section 2.12 and to serving as a director if elected; (G) whether such person meets the independence requirements of the stock exchange upon which shares of the Corporation’s Class A Common Stock are listed; (H) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such Proposing Person or any of its respective affiliates and associates (as each is defined below), on the one hand, and each proposed nominee, and his or her respective affiliates and associates, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the Proposing Person or any of its respective affiliates and associates were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (I) a completed and signed questionnaire, representation and agreement required by this Section 2.12.

(iv)       As to any business (other than the nomination of a person or persons for election to the Board of Directors) that the Record Stockholder proposes to bring before the meeting, in addition to the matters set forth in paragraph (v) below, such Record Stockholder’s notice shall set forth: (A) a brief description of the business proposed to be brought before the meeting, the text of the proposed business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such Proposing Person, including any anticipated benefit to any Proposing Person therefrom; and (B) a description of all agreements, arrangements and understandings between or among any such Proposing Person and any of its respective affiliates or associates, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such Proposing Person;

(v) As to each Proposing Person giving the notice, such Record Stockholder’s notice shall set forth: (A) the current name and address of such Proposing Person, including, if applicable, the name and address of such Proposing Person as they appear on the Corporation’s stock ledger, if different; (B) the class or classes or series and number of shares of stock of the Corporation that are directly or indirectly owned of record or beneficially owned by such Proposing Person, including any shares of any class or classes or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; (C) whether and the extent to which any derivative interest in the Corporation’s equity securities (including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of shares of stock of the Corporation or otherwise, and any cash-settled equity swap, total return swap, synthetic equity position or similar derivative arrangement (any of the foregoing, a “Derivative Instrument”), as well as any rights to dividends on the shares of any class or series of stock of the Corporation that are separated or separable from the underlying shares of the Corporation) or any short interest in any security of the Corporation (for purposes of this Section 2.12(a)(v), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any increase or decrease in the value of the subject security, including through performance-related fees) is held directly or indirectly by or for the benefit of such Proposing Person, including without limitation whether and the extent to which any ongoing hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including without limitation any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Proposing Person with respect to any share of stock of the Corporation (any of the foregoing, a “Short Interest”); (D) any proportionate interest in shares of stock of the Corporation or Derivative Instruments held, directly or indirectly, by a general, limited or limited liability limited partnership in which such Proposing Person or any of its respective affiliates or associates is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general, limited or limited liability limited partnership; (E) any direct or indirect material interest of such Proposing Person in any material contract or agreement with the Corporation, any affiliate of the Corporation or any Competitor (as defined below) (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement); (F) any significant equity interests or any Derivative Instruments or Short Interests in any Competitor held by such Proposing Person and/or any of its respective affiliates or associates; (G) any other material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any Competitor, on the other hand; (H) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act by such Proposing Person and/or any of its respective affiliates or associates; (I) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) (or any successor provision) under the Exchange Act; (J) such Proposing Person’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 2.12; (K) a complete written description of any agreement, arrangement or understanding (whether oral or in writing) (including any knowledge that another person or entity is Acting in Concert (as defined below) with such Proposing Person) between or among such Proposing Person, any of its respective affiliates or associates and any other person Acting in Concert with any of the foregoing persons; (L) a representation that the Record Stockholder is a holder of record of one or more shares of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; (M) a representation whether such Proposing Person intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of, in the case of a proposal other than the nomination of any person or persons for election to the Board of Directors, at least the percentage of the voting power of the shares of stock of the Corporation required under applicable law to carry the proposal or, in the case of a nomination or nominations of a person or persons for election to the Board of Directors, at least the percentage of the voting power of the shares of stock of the Corporation reasonably believed by the Proposing Person to be sufficient to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”); and (N) any proxy, contract, agreement, arrangement, understanding or relationship pursuant to which the Proposing Person has a right to vote, directly or indirectly, any shares of stock or other any security of the Corporation. The disclosures to be made pursuant to the foregoing clauses (B), (C), (D) and (F) shall not include any information with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 2.12 on behalf of a beneficial owner.

(vi)       A stockholder providing written notice required by this Section 2.12 shall update such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (A) the record date for determining the stockholders entitled to notice of the meeting and (B) 5:00 p.m. Eastern Time on the tenth (10th) business day prior to the date of the meeting or any adjournment or postponement thereof. In the case of an update pursuant to clause (A) of the foregoing sentence, such update shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than five (5) business days after the record date for determining the stockholders entitled to notice of the meeting, and in the case of an update and supplement pursuant to clause (B) of the foregoing sentence, such update and supplement shall be received by the Secretary of the Corporation at the principal executive office of the Corporation not later than eight (8) business days prior to the date of the meeting, and, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed). For the avoidance of doubt, the obligation to update as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines under this Section 2.12 or enable or be deemed to permit a stockholder who has previously submitted notice under this Section 2.12 to amend or update any proposal or nomination or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of the stockholders.

(b)       Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee of any stockholder for election or reelection as a director of the Corporation, the person proposed to be nominated must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.12 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a completed and signed questionnaire in the form required by the Corporation (which form the stockholder shall request in writing from the Secretary of the Corporation and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) with respect to the background and qualification of such person to serve as a director of the Corporation and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made and a signed representation and agreement (in the form available from the Secretary upon written request) that such person: (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any Compensation Arrangement (as defined below) that has not been disclosed therein, (iii) if elected as a director of the Corporation, will comply with all informational and similar requirements of applicable insurance policies and laws and regulations in connection with service or action as a director of the Corporation, (iv) if elected as a director of the Corporation, will comply with all corporate governance, conflict of interest, stock ownership requirements, confidentiality and trading policies and guidelines of the Corporation publicly disclosed from time to time, (v) if elected as a director of the Corporation, will act in the best interests of the Corporation and its stockholders and not in the interests of individual constituencies, (vi) consents to being named as a nominee in the Corporation’s proxy statement pursuant to Rule 14a-4(d) under the Exchange Act and any associated proxy card of the Corporation and agrees to serve if elected as a director and (vii) intends to serve as a director for the full term for which such individual is to stand for election.

(c)       Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that one or more directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting and who complies with the notice and other procedures set forth in this Section 2.12 in all applicable respects. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 2.12(a)(ii) of these Bylaws shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation (x) no earlier than the one hundred and twentieth (120th) day prior to such special meeting and (y) no later than 5:00 p.m. Eastern Time on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for providing such notice.

(d)       General.

(i)       Except as otherwise expressly provided under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to be elected at a meeting of stockholders and serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12. Except as otherwise provided by applicable law or these Bylaws, the person presiding over the meeting shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.12, unless otherwise required by applicable law, if the stockholder (or a Qualified Representative (as defined below) of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination or proposed business shall be disregarded and shall not be considered or transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)       Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights of (a) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) the holders of any series of preferred stock of the Corporation to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

(iii)       For purposes of these Bylaws the following definitions shall apply:

(A)       a person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or understanding) in concert with, or toward a common goal relating to the management, governance or control of the Corporation in substantial parallel with, such other person where (1) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (2) at least one additional factor suggests that such persons intend to act in concert or in substantial parallel, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions or making or soliciting invitations to act in concert or in substantial parallel; provided, however, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) (or any successor provision) of the Exchange Act by way of a proxy or consent solicitation statement filed on Schedule 14A and a person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person;

(B)       “affiliate” and “associate” shall have the meanings ascribed thereto in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that the term “partner” as used in the definition of “associate” shall not include any limited partner that is not involved in the management of the relevant partnership;

(C)       “Associated Person” shall mean with respect to any subject stockholder or other person (including any proposed nominee) (1) any person directly or indirectly controlling, controlled by or under common control with such stockholder or other person, (2) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or other person, (3) any associate of such stockholder or other person, and (4) any person directly or indirectly controlling, controlled by or under common control or Acting in Concert with any such Associated Person;

(D)       “Compensation Arrangement” shall mean any direct or indirect compensatory payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, including any agreement, arrangement or understanding with respect to any direct or indirect compensation, reimbursement or indemnification in connection with candidacy, nomination, service or action as a nominee or as a director of the Corporation;

(E)       “Competitor” shall mean any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the Corporation or its affiliates;

(F)       “Proposing Person” shall mean (1) the Record Stockholder providing the notice of business proposed to be brought before an annual meeting or nomination of persons for election to the Board of Directors at a meeting of stockholders, (2) the beneficial owner or beneficial owners, if different, on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board of Directors at a meeting of stockholders is made, and (3) any Associated Person on whose behalf the notice of business proposed to be brought before the annual meeting or nomination of persons for election to the Board of Directors at a meeting of stockholders is made;

(G)       “Public Announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and

(H)       to be considered a “Qualified Representative” of a stockholder, a person must be a duly authorized officer, manager, trustee or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as a proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at the meeting. The Secretary of the Corporation, or any other person who shall be appointed to serve as secretary of the meeting, may require, on behalf of the Corporation, reasonable and appropriate documentation to verify the status of a person purporting to be a “Qualified Representative” for purposes hereof.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Number. The total number of directors constituting the Board of Directors shall be fixed in, or in the manner provided by, the Certificate of Incorporation.

Section 3.2 Election; Resignation; Vacancies.

(a)                Except as otherwise provided by the Certificate of Incorporation, at each annual meeting of stockholders, the stockholders shall elect directors, each of whom shall hold office until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

(b)               Any director may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer, the President or the Secretary. Unless otherwise stated in a notice of resignation, such resignation shall take effect when delivered, without any need for its acceptance.

(c)                Except as otherwise provided by the Certificate of Incorporation or applicable law, any newly created directorship or any vacancy occurring in the Board of Directors for any reason shall be filled solely by a majority of the remaining directors, or the single remaining director. Each director elected to replace a former director shall hold office until the expiration of the term of office of the director whom he or she has replaced and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal. A director elected to fill a newly created directorship shall serve until the next annual meeting of stockholders and the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Section 3.3 Regular Meetings. Unless otherwise determined by the Board of Directors, a regular annual meeting of the Board of Directors shall be held, without call or notice, immediately after and, if the annual meeting of stockholders is held at a place, at the same place as the annual meeting of stockholders, for the purpose of organizing the Board of Directors, electing officers and transacting any other business that may properly come before such meeting.

Section 3.4 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, if any, the Chief Executive Officer, or by any three members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least 24 hours before the special meeting. The purpose or purposes of a special meeting need not be stated in the call or notice.

Section 3.5 Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or if there is none or in his or her absence, by the Chief Executive Officer or President, or if he or she is also a director or in his or her absence, by a chairman chosen by a majority of directors present at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. A majority of the directors present at a meeting, whether or not they constitute a quorum, may adjourn such meeting to any other date, time or place without notice other than announcement at the meeting.

Section 3.6 Quorum; Vote Required for Action. At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Unless the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 3.7 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees , each committee to consist of one or more directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these Bylaws or in the resolution of the Board of Directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.

Section 3.8 Telephonic Meetings. Directors, or any committee of directors designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

Section 3.9 Action by Unanimous Consent of Directors in Lieu of a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, (a) any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission (which may be in counterparts), and (b) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is taken, the written consent or consents shall be filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.10 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III of these Bylaws.

Section 3.11 Reliance upon Records. Every director, and every member of any committee of the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director or member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including, but not limited to, such records, information, opinions, reports or statements as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation’s capital stock might properly be purchased or redeemed.

Section 3.12 Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors shall have the authority to fix the compensation of directors. In addition to the foregoing, and without limitation thereof, the directors shall be paid their reasonable expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a fixed sum for attendance at each such meeting and an annual retainer or salary for services as a director or committee member.

ARTICLE IV

OFFICERS

Section 4.1 Executive Officers; Election; Qualification; Term of Office. The Board of Directors may elect a President and/or a Chief Executive Officer and may, if it so determines, elect a Chairman from among the members of the Board of Directors. The Board of Directors shall also elect a Secretary and may elect one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and other officers. Any number of offices may be held by the same person. Each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

Section 4.2 Resignation; Removal; Vacancies. Any officer may resign at any time by giving notice in writing or by electronic transmission to the Chief Executive Officer, the Chairman, if any, or the Secretary. Unless otherwise stated in a notice of resignation, the resignation shall take effect when delivered, without any need for its acceptance. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. A vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term thereof by the Board of Directors at any regular or special meeting.

Section 4.3 Powers and Duties of Executive Officers. Except as provided herein, in the Certificate of Incorporation, the officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.4 Chairman. The Chairman, if there be a chairman, shall preside at all meetings of the shareholders, of the board of directors and of the executive committees, if any, and he shall have such other powers and duties as the board of directors may from time to time prescribe. The Chairman may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.

Section 4.5 Chief Executive Officer. The Chief Executive Officer, if there be a Chief Executive Officer, shall in general supervise and control all of the business affairs of the Corporation, subject to the direction of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the Corporation.

Section 4.6 The President. The President along with the Chief Executive Officer of the Corporation, if there be a Chief Executive Officer, shall have the general direction of the affairs of the corporation except as otherwise prescribed by the Board of Directors. In the absence of the Chief Executive Officer or in the event of his inability or refusal to act, the President, if there be any, shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

Section 4.7 Secretary. In addition to such other duties, if any, as may be assigned to the Secretary by the Board of Directors, or the Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the Board of Directors and any committee of the Board of Directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (iii) be the custodian of the records and seal of the Corporation; (iv) affix or cause to be affixed the seal of the Corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the Corporation and to all other documents the execution of which under seal is authorized by the Board of Directors; and (v) unless such duties have been delegated by the Board of Directors to a transfer agent of the Corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the Corporation.

Section 4.8 Assistant Secretary. The Assistant Secretary, if any, or, if there be more than one, the Assistant Secretaries, in the order determined by the Board of Directors or by the Chief Executive Officer, shall, in the absence or disability of the secretary, exercise the powers and perform the duties of the Secretary; and he or they shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

Section 4.9 Vice President. In the absence of the Chief Executive Officer or President, or in the event of their inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall have all the powers and perform all the duties of the Chief Executive Officer or President. The Vice President shall perform, also, such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 4.10 Treasurer. The Treasurer shall be the Chief Financial Officer of the Corporation and keep full and correct account of receipts and disbursements in the book belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation, in such banks of deposit as may be designated by the Board of Directors. He shall dispose of funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever they may require it of him, an account of all his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform such other duties as may be assigned to him from time to time by the Board of Directors. If the Board of Directors chooses not to elect a Treasurer, the Chief Executive Officer shall perform the duties of the Treasurer.

Section 4.11 Assistant Treasurer. The Assistant Treasurer, if any, or, if there be more than one, the Assistant Treasurers, in the order determined by the Board of Directors or by the Chief Executive Officer, shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer; and he or they shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

ARTICLE V

STOCK CERTIFICATES AND TRANSFERS

Section 5.1 Certificate. Every holder of stock shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman, if any, Chief Executive Officer, the President or a Vice President, and by the Secretary or an Assistant Secretary or Treasurer or an Assistant Treasurer, of the Corporation, certifying the number of shares owned by such stockholder in the Corporation, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any or all of the signatures on the certificate, if any, may be facsimile, stamp or other imprint. In case any officer, transfer agent or registrar who has signed or whose facsimile, stamp or other imprint signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to be such at the date of issue.

Section 5.2 Lost, Stolen or Destroyed Certificates; Issuance of New Certificates. The Corporation may issue a new certificate for stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such stockholder’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Section 5.3 Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for stock of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer or, in the case of uncertificated shares, proper instructions, the Corporation shall issue a new certificate or certificates for such stock or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of stock shall be made only on the books of the Corporation by the registered holder thereof or by such holder’s attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the Corporation.

Section 5.4 Stockholders of Record. The Corporation shall be entitled to treat the holder of record of any stock of the Corporation as the holder thereof and shall not be bound to recognize any equitable or other claim to or interest in such stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

ARTICLE VI

NOTICES

Section 6.1 Manner of Notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation, or these Bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this Section 6.1 without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iii) if by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 6.2 Dispensation with Notice.

(a)                Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders has been given, and all notices of meetings of stockholders or of the taking of action by stockholders by consent without a meeting have been given to such stockholder during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the Corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b)               Whenever notice is required to be given by law, the Certificate of Incorporation or these Bylaws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 6.3 Waiver of Notice. Any written waiver of notice, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE VII

INDEMNIFICATION

Section 7.1 Right to Indemnification.

(a)                The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of adoption of these Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise, against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses reasonably incurred by such person; provided, that, any standard of conduct applicable to whether a director or officer may be indemnified shall be equally applicable to an employee or agent under this Article VII. Notwithstanding the foregoing, but subject to Section 7.3 below, the Corporation shall not be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person unless the Proceeding (or part thereof) was authorized in the first instance by the Board of Directors.

(b)               For purposes of this Article VII: (i) any reference to “other enterprise” shall include all plans, programs, policies, agreements, contracts and payroll practices and related trusts for the benefit of or relating to employees of the Corporation and its related entities (an “Employee Benefit Plan”); (ii) any reference to “fines”, “penalties”, “liability” and “expenses” shall include any excise taxes, penalties, claims, liabilities and reasonable expenses (including reasonable legal fees and related expenses) assessed against or incurred by a person with respect to any Employee Benefit Plan; (iii) any reference to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation or trustee or administrator of any Employee Benefit Plan which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an Employee Benefit Plan, its participants, beneficiaries, fiduciaries, administrators and service providers; (iv) any reference to serving at the request of the Corporation as a director, officer, employee or agent of a partnership or trust shall include service as a partner or trustee; and (v) a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an Employee Benefit Plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” for purposes of this Article VII.

Section 7.2 Prepayment of Expenses. The Corporation shall pay or reimburse the reasonable expenses incurred in defending any Proceeding in advance of its final disposition if the Corporation has received an undertaking by the person receiving such payment or reimbursement to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VII or otherwise.

Section 7.3 Claims. If a claim for indemnification or payment of expenses under this Article VII is not paid in full within 60 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.4 Non-Exclusivity of Rights. The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee, partner or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

Section 7.6 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 7.7 Indemnification Contracts. The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture or other enterprise, providing indemnification rights to such person. Such rights may be greater than those provided in this Section 7.

Section 7.8 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII

GENERAL

Section 8.1 Fiscal year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 8.2 Seal. The Corporation may have a corporate seal. The corporate seal, if there be a corporate seal, shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

Section 8.3 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, electronic format or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 8.4 Amendment of Bylaws. Subject to the limitations set forth in the Certificate of Incorporation, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the Bylaws of the Corporation by vote of a majority of the Board of Directors at any regular or special meeting of directors.